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                                                                     EXHIBIT 5.1


                                                                 OUR FILE NUMBER
                                                                      744,574-56

                                                            WRITER'S DIRECT DIAL
                                                                    949-760-9600


May 17, 1999


St. John Knits International, Incorporated
17422 Derian Avenue
Irvine, California  92614

          Re: St. John Knits International, Incorporated Form S-4 Registration Statement
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 6,546,252 shares of Common Stock, $0.01 par value (the "Shares"), of St. John Knits International, Incorporated, a Delaware corporation (the "Corporation"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.

     It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated prior to the issuance of the Shares, the Shares will, upon issuance and sale thereof in the manner referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable shares of Common Stock of the Corporation.

     The law covered by this opinion is limited to the present corporate law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
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St. John Knits International, Incorporated, May 17, 1999 - Page 2

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                                 Respectfully submitted,

                                 /s/ O'MELVENY & MYERS LLP

NB1:421137.1